As filed with the Securities and Exchange Commission on March 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iCAD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	02-0377419
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

98 Spit Brook Road, Suite 100

Nashua, NH 03062

(603) 882-5200

(Address, including zip code, and telephone number, including area code, of principal executive offices)

R. Scott Areglado, Chief Financial Officer

iCAD, Inc.

98 Spit Brook Road, Suite 100

Nashua, NH 03062

(603) 882-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jeffrey A. Baumel, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

Telephone: (212) 768-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-235887

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	—
Preferred Stock, $0.01 par value per share	—
Warrants to Purchase Shares of Common Stock or Shares of Preferred Stock	—
Subscription Rights to Purchase Shares of Common Stock or Shares of Preferred Stock	—
Units	—
Total:	$4,181,206(2)	$456.17(3)
(1)	The Registrant previously registered securities, including common stock, preferred stock, subscription rights, warrants and units comprised of same, with an aggregate offering price of $40,000,000 on a Registration Statement on Form S-3 (File No. 333-235887) filed by the Registrant on January 10, 2020 and declared effective by the Securities and Exchange Commission on January 31, 2020 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional amount of securities, including common stock, preferred stock, subscription rights, warrants, and units comprised of same having a proposed maximum aggregate offering price of $4,181,206 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement exceed that registered under such registration statements.
(2)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants and units.
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed to register an additional $4,181,206 of securities, including common stock, preferred stock, warrants, subscription rights, and units comprised of same, of iCAD, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction IV of Form S-3 (the “Registration Statement”). This registration statement incorporates by reference the contents of the registrant’s registration statement on Form S-3 (File No. 333-235887), which was declared effective by the Commission on January 31, 2020 (the “Prior Registration Statement”), including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits filed herewith. The Company is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering amount of securities registered under the Prior Registration Statement by $4,181,206.

The required opinion and consent is listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Number	Exhibit Title
5.1	Opinion of Dentons US LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Dentons US LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Nashua, State of New Hampshire on the 2nd day of March, 2021.

iCAD, Inc.

By:	/s/ R. Scott Areglado
R. Scott Areglado Chief Financial Officer

Each person whose signature appears below constitutes and appoints and hereby authorizes each of Michael Klein and R. Scott Areglado, and each of them individually, as such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Klein Michael Klein	Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2021

/s/ R. Scott Areglado R. Scott Areglado	Chief Financial Officer (Principal Financial and Accounting Officer)	March 2, 2021

/s/ Nathaniel Dalton Nathaniel Dalton	Director	March 2, 2021

/s/ Rakesh Patel Rakesh Patel, M.D.	Director	March 2, 2021

/s/ Andrew Sassine Andrew Sassine	Director	March 2, 2021

/s/ Susan Wood Susan Wood	Director	March 2, 2021